UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 1, 2015, Susquehanna Bank, a wholly-owned subsidiary of Susquehanna Bancshares, Inc. (“Susquehanna”), announced its entry into a definitive agreement (the “Divestiture Agreement”) for the sale of two depository branches located in Berkeley County, West Virginia to MVB Bank, Inc. (“MVB Bank”), a subsidiary of MVB Financial Corp. The branches are being divested in connection with the pending merger between Susquehanna and BB&T Corporation (the “Merger”) pursuant to an agreement with the United States Department of Justice and commitments to the Board of Governors of the Federal Reserve System.

The divestiture transaction is subject to the closing of the Merger and other customary closing conditions, including regulatory approvals. The Divestiture Agreement may be terminated upon the termination of the merger agreement governing the Merger.

A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ William J. Reuter
William J. Reuter

Chairman and Chief Executive Officer

Dated: May 1, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 1, 2015.